UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2007

INTERNATIONAL ASSETS HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-23554	59-2921318
(State of Incorporation)	(Commission File Number)	(IRS Employer ID No.)

220 E. Central Parkway, Suite 2060, Altamonte Springs, Florida 32701

(Address of Principal Executive Offices) (Zip Code)

(407) 741-5300

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e.4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into A Material Definitive Agreement

On April 30, 2007, International Assets Holding Corporation (the “Company”) entered into a Framework Agreement dated as of the same date by and among the Company and the shareholders of the Gainvest companies (“Gainvest”), pursuant to which the Company agreed to acquire Gainvest’s specialist local markets securitization and asset management businesses based in Argentina, Brazil and Uruguay (the “Gainvest Business”). The acquisition is subject to a number of conditions specified in the referenced Framework Agreement and is expected to close, subject to satisfaction of those conditions, within the next several weeks.

In the transaction, the Company will acquire all of the outstanding equity capital of Gainvest Argentina Asset Management S.A., Gainvest S.A. Sociedad Gerente de Fondos Comunes de Inversion, Gainvest do Brasil Asset Management Ltda. and other affiliates (collectively, the “Gainvest Companies”), in exchange for an initial payment of $2,765,000.00 (subject to potential post-closing adjustments) and delivery of 78,125 shares of the Company’s common stock. In addition, the sellers will be entitled to receive future payments dependent on gross revenues derived from the Gainvest Business for a period of 24 months after closing. In no event will such future payments be less than $0.00 or more than $5,250,000.00 in total. The Company expects to fund 100% of the purchase price in the transaction, and any additional working capital requirements resulting from the transaction, from its existing cash resources.

For the twelve months ended December 31, 2006, the Gainvest Companies had total consolidated revenues of US$4.6 million and operating income (EBIT) of US$1.4 million.

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Item 7.01.	Regulation FD Disclosure

On May 1, 2007, the Company issued a press release regarding its acquisition of the Gainvest Business and related matters. A copy of the press release is furnished with this report as Exhibit 99.1.

The information under this Item and Exhibit 99.1 are being furnished pursuant to General Instruction B.2 of Form 8-K, and neither the information in this Item nor Exhibit 99.1 shall be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

The required financial statements of the Gainvest Companies are not included in this Current Report on Form 8-K. These financial statements will be provided in an amendment to this Current Report on Form 8-K as soon as practicable, but not later than July 13, 2007.

(b)	Pro forma financial information.

The required pro forma financial information relative to the acquisition of the Gainvest Business is not included in this Report on Form 8-K. The pro forma financial information will be provided in an amendment to this Current Report on Form 8-K as soon as practicable, but not later than July 13, 2007.

(d)	Exhibits

Exhibits	Description
2.1	Framework Agreement dated as of April 30, 2007, by and among International Assets Holding Corporation Antalya International B.V., Nora Edith Zylberlicht de Trotta, Hernán Fernando López León, Orlando Francisco Paris, and Miguel Canale.
99.1	Press Release

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SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTERNATIONAL ASSETS HOLDING CORPORATION

Date: May 4, 2007	/s/ Sean M. O’Connor
Sean M. O’Connor
Chief Executive Officer

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Exhibit Index

Exhibits	Description
2.1	Framework Agreement dated as of April 30, 2007, by and among International Assets Holding Corporation Antalya International B.V., Nora Edith Zylberlicht de Trotta, Hernán Fernando López León, Orlando Francisco Paris, and Miguel Canale.

99.1	Press Release of International Assets Holding Corporation dated May 1, 2007.

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